Exhibit (h)(19)(ii)

RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 1, 2023, is made between EQ Advisors Trust, on behalf of itself and its separate series listed on Schedule A, severally and not jointly (each, an “Investing Fund”), and the 1290 Funds, on behalf of itself and its separate series also listed on Schedule A, severally and not jointly (each, an “Acquired Fund” and, together with the Investing Funds, the “Funds”).

WHEREAS, each of EQ Advisors Trust and the 1290 Funds is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an open-end investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered open-end investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Investing Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1)(A) of the 1940 Act, subject to compliance with the conditions of the Rule; and

WHEREAS, an Investing Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, EQ Advisors Trust and the 1290 Funds desire to set forth the following terms pursuant to which the Investing Funds may invest in the Acquired Funds in reliance on the Rule.

1. Terms of Investment

(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Investing Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Investing Fund and each Acquired Fund agree as follows:

(i) The Investing Fund will use reasonable efforts to provide the Acquired Fund advance notification of redemption requests whenever practicable and consistent with the Investing Fund’s best interests.

(ii) Upon a reasonable request by an Acquired Fund, the Investing Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(b) In order to assist the Investing Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund in order to make the required finding under the Rule, each Acquired Fund shall provide each Investing Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Investing Fund with reference to the Rule.

2. Representations of the Acquired Funds

In connection with any investment by an Investing Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquired Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Investing Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Investing Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3. Representations of the Investing Funds

In connection with any investment by an Investing Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Investing Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Investing Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Investing Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

4. Indemnification

Each Investing Fund agrees to hold harmless and indemnify each Acquired Fund, including any of its principals, directors, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Fund, including any of its principals, directors, officers, employees and agents, to the extent such Claims result from (i) a violation by the Investing Fund of any provision of this Agreement or (ii) a violation by the Investing Fund or the Investing Fund’s investment adviser of the conditions of the Rule with respect to an investment covered by this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided, however, that an Investing Fund shall not be liable for indemnifying an Acquired Fund or any of its principals, directors, officers, employees and agents for any Claims resulting from violations that occur as a result of incomplete or inaccurate information provided by the Acquired Fund to the Investing Fund pursuant to terms and conditions of the Rule or this Agreement.

Each Acquired Fund agrees to hold harmless and indemnify each Investing Fund, including any of its principals, directors, officers, employees and agents, against and from any and all Claims asserted against the Investing Fund, including any of its principals, directors, officers, employees and agents, to the extent such Claims result from (i) a violation by the Acquired Fund of any provision of this Agreement or (ii) a violation by the Acquired Fund or the Acquired Fund’s investment adviser of the conditions of the Rule with respect to an investment covered by this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided, however, that an Acquired Fund shall not be liable for indemnifying an Investing Fund or any of its principals, directors, officers, employees and agents for any Claims resulting from violations that occur as a result of incomplete or inaccurate information provided by the Investing Fund to the Acquired Fund pursuant to terms and conditions of the Rule or this Agreement.

5. Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Investing Fund:	If to the Acquired Fund:

EQ Advisors Trust c/o Equitable Investment Management Group, LLC 1290 Avenue of the Americas, 15th Floor New York, NY 10104 Email: FMG-Compliance@equitable.com	1290 Funds c/o Equitable Investment Management, LLC 1290 Avenue of the Americas, 15th Floor New York, NY 10104 Email: FMG-Compliance@equitable.com

6. Term and Termination; Governing Law

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Investing Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in the Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b) This Agreement shall continue until terminated in writing by either party upon 60 days’ written notice to the other party. Upon termination of this Agreement, no Investing Fund may purchase additional shares of an Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c) This Agreement will be governed by the laws of the State of New York without regard to choice of law principles.

7. Miscellaneous

(a) This Agreement may not be assigned to an unaffiliated third party by either party without the prior written consent of the other.

(b) With the exception of Schedule A, which may be updated by either party upon written notice to the other party, this Agreement may be amended only by a writing that is signed by each party.

IN WITNESS WHEREOF, the parties have executed this Agreement on January 6, 2023.

1290 Funds /s/ Michal Levy Michal Levy President	EQ Advisors Trust /s/ Kenneth Kozlowski Kenneth Kozlowski Senior Vice President

SCHEDULE A

List of Funds to Which the Agreement Applies

Investing Funds

EQ ADVISORS TRUST

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity ESG Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/AB Sustainable U.S. Thematic Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth ESG Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM® Large Cap Portfolio

EQ/Franklin Moderate Allocation Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-Term Bond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return ESG Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Equitable Conservative Growth MF/ETF Portfolio

Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

Acquired Funds

1290 FUNDS

1290 Diversified Bond Fund

1290 Essex Small Cap Growth Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Loomis Sayles Multi-Asset Income Fund

1290 SmartBeta Equity Fund